UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2016 (April 4, 2016)

SPECTRA ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	1-33556	41-2232463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 Westheimer Court, Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 627-5400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On April 4, 2016, Spectra Energy Partners, LP (the “Partnership”) entered into a Common Unit Purchase Agreement (the “Agreement”) with Spectra Energy Corp (“Spectra Energy”) providing for the issuance and sale by the Partnership to Spectra Energy (the “Private Placement”) of 9,056,136 common units representing limited partner interests in the Partnership (the “Initial Units”) in a private placement transaction in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2), as a transaction by an issuer not involving a public offering, at a price per unit of $45.96, for an aggregate purchase price of approximately $416.2 million. Spectra Energy will purchase up to an additional 1,358,420 common units in the Private Placement to the extent that additional shares of its common stock are issued pursuant to the 25-day option granted to the underwriter in Spectra Energy’s public offering of common stock, which commenced on April 4, 2016. The issuance of the Initial Units is expected to close on April 8, 2016.

Item 7.01 Regulation FD Disclosure

On April 4, 2016, Spectra Energy and the Partnership jointly issued a press release announcing the Private Placement. A copy of this press release is furnished and attached as Exhibit 99.2 hereto and is incorporated herein by reference. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act.

Item 8.01 Other Events

The description of the events set forth in Item 3.02 hereof is incorporated herein by reference. The Agreement is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Common Unit Purchase Agreement dated as of April 4, 2016 between Spectra Energy Corp and Spectra Energy Partners, LP.

99.2	Press Release dated April 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

	By:	Spectra Energy Partners (DE) GP, LP, its general partner

	By:	Spectra Energy Partners GP, LLC, its general partner

April 8, 2016	By:	/s/ Laura J. Buss Sayavedra
Laura J. Buss Sayavedra
Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Common Unit Purchase Agreement dated as of April 4, 2016 between Spectra Energy Corp and Spectra Energy Partners, LP.

99.2	Press Release dated April 4, 2016.